                                                                     EXHIBIT 2.1

                                   AGREEMENT

                                      AND

                                PLAN OF MERGER


                                 BY AND AMONG


                            CODA ACQUISITION, INC.,


                     JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP


                                      AND

                               CODA ENERGY, INC.


                         DATED AS OF OCTOBER 30, 1995

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 30, 1995, by and among Coda Acquisition, Inc., a Delaware corporation ("Sub"), Coda Energy, Inc., a Delaware corporation (the "Company") and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"):

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, JEDI and the Company desire to effect a merger of Sub with and into the Company (the "Merger");

          WHEREAS, the Board of Directors of the Company has appointed a special committee of independent directors (the "Special Committee") to consider the Merger;

          WHEREAS, the Special Committee, with the advice and assistance of Bear, Stearns & Co. Inc. and independent legal counsel, has unanimously recommended (subject to the satisfaction of the conditions precedent set forth herein) that the Board of Directors of the Company approve this Agreement and the transactions contemplated hereby;

          WHEREAS, the Board of Directors of the Company has determined it advisable and in the best interests of the Company's stockholders to consummate the Merger, upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Board of Directors of Sub has determined it advisable and in the best interests of Sub's stockholders to consummate the Merger, upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

          Section 1.1  The Merger.  Upon the terms and subject to the conditions
                       ----------
set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence in accordance with the DGCL.

          Section 1.2  Effective Time of the Merger.  The Merger shall become
                       ----------------------------
effective at the date and time (the "Effective Time") when a properly executed certificate of merger, in such form as is required by and executed in accordance with the DGCL, is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties hereto shall have provided in such certificate.

The parties hereto shall cause such filing to occur as soon as practicable on or after the Closing Date (as hereinafter defined).

                                  ARTICLE II

                           THE SURVIVING CORPORATION

          Section 2.1  Certificate of Incorporation.  At the Effective Time, the
                       ----------------------------
Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended to read in its entirety as set forth in Exhibit 2.1 hereto, and such Restated Certificate of Incorporation, as so amended, shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

          Section 2.2  By-Laws.  The By-laws of the Company as in effect at the
                       -------
Effective Time shall be the By-laws of the Surviving Corporation and shall be amended and restated to conform to the By-laws of Sub as in effect immediately prior to the Effective Time, until thereafter further amended as provided by law.

          Section 2.3  Board of Directors and Officers of the Surviving
                       ------------------------------------------------
Corporation. The directors of Sub and the officers designated by Sub prior to
------------
the Effective Time of the Company immediately prior to the Effective Time, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

          Section 2.4  Effects of Merger.  The Merger shall have the effects set
                       -----------------
forth in Section 259 of the DGCL. The corporate existence of the Company, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware and shall succeed to all rights, assets, liabilities, properties, privileges, powers, franchises and obligations of Sub in accordance with the DGCL.

                                  ARTICLE III

                           CONVERSION OF SECURITIES

          Section 3.1  Merger Consideration.  At the Effective Time, by virtue
                       --------------------
of the Merger and without any action on the part of Sub, the Company or their respective stockholders (other than the filing of the certificate of merger referred to in Section 1.2 hereof) (a) each share (a "Share") of common stock, par value $0.02 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by Sub, (ii) Shares held in the treasury of the Company or owned by any subsidiary of the Company and (iii) Dissenting Shares (as hereinafter defined) in respect of which appraisal rights are properly exercised and perfected) shall be canceled and extinguished and be converted automatically into the right to receive, pursuant to Section 3.2 hereof, $8.00 per Share in cash, without interest thereon (the "Merger Consideration"), less any required withholding of taxes, which Merger Consideration shall be payable upon surrender of the certificate formerly representing such Share (a "Certificate") in the

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

manner provided in Section 3.2(b), (b) each Share then held in the treasury of the Company and each Share owned by any subsidiary of the Company shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist, and (c) each Share owned beneficially or of record by Sub immediately prior to the Effective Time shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist.

          Section 3.2  Paying Agent and Surrender of Certificates.  (a) Prior to
                       ------------------------------------------
the Effective Time, the Company and Sub shall appoint a bank reasonably acceptable to the Company, and having a place of business in New York City, as paying agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 3.1. At Closing, JEDI shall cause to be deposited in trust with the Paying Agent, cash in the aggregate amount equal to the sum of (i) the cash consideration required pursuant to Section 3.6 to make payments with respect to Outstanding Options and Outstanding Warrants and (ii) the product of
(A) the number of Shares outstanding immediately prior to the Effective Time (other than Shares held by Sub and Shares held in the treasury of the Company) and (B) the Merger Consideration. Such funds shall be invested by the Paying Agent as directed by JEDI, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $100 million (based on the most recent financial statements of such bank which are then publicly available at the Commission (as hereinafter defined) or otherwise); provided, however, that no loss on any investment made pursuant to this Section 3.2(a) shall relieve JEDI or the Surviving Corporation of its obligation to pay the Merger Consideration for each Share outstanding immediately prior to the Effective Time. JEDI shall promptly replace, or cause to be replaced, any monies lost through any investment made pursuant to this
Section 3.2(a).

          (b) As soon as practicable after the Effective Time, JEDI shall cause the Surviving Corporation to mail to each person who was a record holder of Shares immediately prior to the Effective Time (other than holders of Dissenting Shares, Sub, the Company and the Company's subsidiaries), a form of letter of transmittal and instructions for use in effecting the surrender for payment of Certificates that immediately prior to the Effective Time represented Shares. Upon surrender of a Certificate to the Paying Agent, together with a duly executed and completed letter of transmittal and any other required documents, the holder of the Certificate shall receive in exchange , and the Paying Agent will pay (via U.S. mail. postage prepaid) as soon as practicable to such holder, cash in an amount equal to the product of the number of Shares represented by the Certificate or Certificates surrendered and the Merger Consideration, without any interest thereon and less any required withholding of taxes, and such Certificate(s) shall forthwith be canceled. If the payment is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that (y) the person requesting such payment shall either pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. The
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

Surviving Corporation shall pay all charges and expenses (except those taxes described in the immediately preceding sentence and expenses incurred by the holders of Certificates in tendering their Certificates), including those of the Paying Agent, in connection with the distribution of the Merger Consideration. After the Effective Time, until surrendered in accordance with the provisions of this Section 3.2(b), a Certificate shall represent only the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon. On or after the one-hundred eightieth day following the Effective Time, the Surviving Corporation may by written request require the Paying Agent to pay to the Surviving Corporation that portion of the funds deposited with the Paying Agent pursuant to this
Section 3.2(b) (and any income earned thereon) that have not been disbursed pursuant to this Section 3.2(b), and holders of Certificates shall thereafter look only to the Surviving Corporation for any payment to be made pursuant to this Section 3.2(b). Notwithstanding anything to the contrary, none of the Paying Agent, the Surviving Corporation or any party hereto shall be liable to a holder of a Certificate for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

          Section 3.3  Dissenting Shares.  Notwithstanding anything in this
                       -----------------
Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have properly exercised appraisal rights with respect thereto under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration as provided in Sections 3.1 and 3.2, but the holders of Dissenting Shares shall be entitled to receive such payment of the appraised value of such Shares held by them from the Surviving Corporation (or the Paying Agent, if applicable) as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the DGCL, each such holder's Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon and less any required withholding of taxes as provided in Section 3.1, and upon surrender of the Certificate(s) representing such Shares, in the manner provided in Section 3.2, such Shares shall no longer be Dissenting Shares.

          Section 3.4  Conversion of Sub Securities.  At the Effective Time,
                       ----------------------------
each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of the common stock of the Surviving Corporation.

          Section 3.5  Stockholders to Have No Further Rights.  At and after the
                       --------------------------------------
Effective Time, the holder of a Certificate shall cease to have any rights as a stockholder of the Company, except for (i) the right to surrender such Certificate in exchange for the amount of Merger Consideration to which such holder is entitled under this Agreement, or (ii) the rights available under the DGCL for Dissenting Shares.

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

          Section 3.6  Stock Options and Warrants.
                       --------------------------

          (a) Following the execution of this Agreement, the Company shall use its reasonable best efforts to cause all holders of options to purchase Company Common Stock granted under the Company's 1989 Incentive Stock Option Plan and the 1993 Incentive Stock Option Plan, each as amended (collectively, the "Stock Option Plans"), except for the options referred to in Schedule 3.6(a)(1) of the Company Disclosure Schedule (the "Specified Options"), to execute prior to the Effective Time an Option Relinquishment and Release Agreement (herein so called) in the form attached hereto as Exhibit 3.6(a)(2). As soon as practicable after the Effective Time, JEDI and the Surviving Corporation shall cause the Paying Agent to pay (via U.S. mail, postage prepaid) to such holders who have previously delivered an Option Relinquishment and Release Agreement the cash amount equal to the product of (i) the number of shares of Company Common Stock subject to such option (irrespective of whether such option is then exercisable) and (ii) the amount by which $8.00 exceeds the exercise or strike price per share of Company Common Stock subject to such option immediately prior to the Effective Time, less any required withholding taxes. In the event that an option holder fails to deliver an Option Relinquishment and Release Agreement prior to the Effective Time, such holder's options (the "Outstanding Options") shall, in accordance with the terms and conditions of the governing Stock Option Plan and the holder's stock option agreement(s), be converted without any action on the part of the holder thereof into the right to receive an amount equal to the Merger Consideration, upon the exercise of such holder's options in accordance with, and within the time period prescribed by, the applicable Stock Option Plan and the holder's stock option agreement(s). The Surviving Corporation shall pay, or cause the Paying Agent to pay (via U.S. mail, postage prepaid), to each holder of Outstanding Options the Merger Consideration, less any required withholding taxes, as promptly as practicable after receiving a valid exercise of such options by the holder thereof. To the extent that options to purchase Company Common Stock are exercised by holders prior to the Effective Time, such holders shall receive Certificates evidencing the Shares underlying such options and may surrender such Certificates to the Paying Agent after the Effective Time for payment in cash, as provided in Article III hereof. As of the Effective Time, the Specified Options shall be canceled without exercise and without payment of consideration and shall cease to exist, in accordance with the provisions of the subscription agreement executed by the holders of such options relating to their equity ownership of the Surviving Corporation.

          (b) Following the execution of this Agreement, the Company shall send to all holders of warrants to purchase Company Common Stock granted under the Company's Compensation Plan for Directors (the "Warrant Plan") and the warrant to purchase Company Common Stock issued to Douglas H. Miller as of October 26, 1989 (together, the "Outstanding Warrants"), except for the warrants referred to in Schedule 3.6(a)(1) of the Company Disclosure Schedule (the "Specified Warrants"), written notice (i) of the Merger contemplated hereby, (ii) that all unvested warrants are deemed fully vested pursuant to Section 6 of the Warrant Plan or otherwise, and (iii) that all unexercised Warrants held by such persons shall be cancelled as of the Effective Time pursuant to Section 6 of the Warrant Plan or otherwise. In lieu of having to exercise their warrants, the Company also shall send to all such persons a Warrant Relinquishment and Release Agreement (herein so called) in the form attached hereto as Exhibit 3.6(b)(2) for execution and delivery by the warrant holder prior to the Effective Time permitting the holder to receive the cash amount equal to the product of (i) the number of shares of Company Common Stock subject to such warrant (irrespective of whether such warrant is then exercisable) and (ii) the amount by which $8.00 exceeds the exercise or strike price per share of Company Common Stock subject to such warrant immediately prior to the Effective Time (the "Warrant Merger Consideration"), less any required withholding taxes. As soon as practicable after the Effective Time, JEDI and the Surviving Corporation shall cause the Paying Agent to pay (via U.S. mail, postage prepaid) to such holders who have previously executed a Warrant Relinquishment and Release Agreement the Warrant Merger Consideration, less any required withholding taxes. To the extent that warrants to purchase Company Common Stock are exercised by holders prior to the Effective Time, such holders shall receive Certificates evidencing the Shares underlying such warrants and may surrender such Certificates to the Paying Agent after the Effective Time for payment in cash, as provided in Article III hereof. As of the Effective Time, the Specified Warrants shall be canceled without exercise and without payment of consideration and shall cease to exist, in accordance with the provisions of the subscription agreement executed by the holders of such options relating to the equity ownership of the Surviving Corporation.

          Section 3.7  Stockholders' Meeting.  The Company, acting through its
                       ---------------------
Board of Directors, shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action to authorize this Agreement and the Merger pursuant to the DGCL. Subject to its fiduciary duties under applicable law as advised by outside counsel, the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of this Agreement at the Company Meeting. At the Company Meeting, all of the shares of Company Common Stock then owned by Sub, or with respect to which Sub holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Agreement.

          Section 3.8  Closing of the Company's Transfer Books.  At the
                       ---------------------------------------
Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall be made thereafter. In the event that, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in Sections 3.1 and 3.2.

          Section 3.9  Closing.  Unless this Agreement is terminated and the
                       -------
transactions contemplated herein abandoned pursuant to Section 11.1 and subject to the satisfaction or, if permissible, waiver of the conditions set forth in
Article X, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Vinson & Elkins L.L.P., Houston, Texas, at 11:00 A.M. local time on a date to be specified by JEDI and the Company, but as soon as practicable (and in any event within two business days) after the day on which the last of the conditions set forth in Article X is fulfilled (other than deliveries of instruments to be made at Closing) or, if permissible, waived by the relevant party or (ii) at such other time and place as JEDI and the Company shall agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

                                  ARTICLE IV

                                  DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          "Agreement"shall have the meaning set forth in the opening paragraph.

          "Antitrust Division" shall have the meaning set forth in Section 9.4.

          "Approved Taurus Disposition Agreement" shall have the meaning set forth in Section 9.7.

          "CERCLA" shall mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

          "Certificate" shall have the meaning set forth in Section 3.1.

          "Closing" shall have the meaning set forth in Section 3.9.

          "Closing Date" shall have the meaning set forth in Section 3.9.

          "Code" shall have the meaning set forth in Section 7.9(b).

          "Commission" shall have the meaning set forth in Section 7.5.

          "Commonly Controlled Entity" shall have the meaning set forth in
Section 7.9(b).

          "Company" shall have the meaning set forth in the opening paragraph.

          "Company Common Stock" shall have the meaning set forth in Section
3.1.

          "Company Disclosure Schedule" shall have the meaning set forth in
Section 7.1.

          "Company Estimated Proved Reserves" shall have the meaning set forth in Section 7.19(a).

          "Company Material Adverse Effect" shall have the meaning set forth in
Section 7.1.

          "Company Meeting" shall have the meaning set forth in Section 3.7.

          "Company Reserve Report" shall have the meaning set forth in Section 7.19(a).

          "Company SEC Reports" shall have the meaning set forth in Section 7.5.

          "Company Voting Debt" shall have the meaning set forth in Section 7.2.

          "Confidentiality Agreement" shall have the meaning set forth in
Section 9.1.

          "Defensible Title" shall mean, subject to and except for the Permitted Encumbrances, (i) the title of the Company and its Subsidiaries to such assets is free and clear of all liens, encumbrances and defects of any kind whatsoever, and (ii) as to those wells for which a "Working Interest" and a "Net Revenue Interest" are set forth in the Company Engineering Report, the Company or its Subsidiaries are entitled to receive the percentage of all Hydrocarbons produced, saved and marketed from such wells in an amount not less than the Net Revenue Interest set forth in the such engineering report, without reduction, suspension or termination throughout the duration of the productive life of such wells (except as set forth in such report), and such party is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such wells in an amount not greater than the Working Interest set forth in such engineering report, without increase throughout the productive life of such wells, except increases that also result in a proportionate increase in Net Revenue Interest and as set forth in such report.

          "Dissenting Shares" shall have the meaning set forth in Section 3.3.

          "DGCL" shall have the meaning set forth in Section 1.1.

          "ECT" shall have the meaning set forth in Section 9.1.

          "Effective Time" shall have the meaning set forth in Section 1.2.

          "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any or all jurisdictions in which the Company and its Subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal laws, any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws.

          "ERISA" shall have the meaning set forth in Section 7.9(a).

          "Exchange Act" shall have the meaning set forth in Section 5.2.

          "Fixed Price Contracts" means any contracts, commitments or agreements for the purchase or sale of Hydrocarbons (i) having, as of the date hereof, a remaining term of two months or more, wherein the purchase or sales price thereunder throughout all or part of the life of such contract, commitment or agreement is a fixed amount or an amount that is otherwise reasonably determinable as of the date hereof pursuant to the terms of such contract, commitment or agreement, or (ii) which the Company or any Subsidiary thereof has hedged with futures contracts or otherwise; provided, that the term Fixed Price Contracts will not include any contract, commitment or agreement wherein the purchase or sales price thereunder throughout all of the life of the contract, commitment or agreement is based on a market responsive reference price for a Hydrocarbon.

          "FTC" shall have the meaning set forth in Section 9.4.

          "GAAP" shall have the meaning set forth in Section 6.3.

          "Governmental Entity" shall have the meaning set forth in Section
7.16.

          "HSR Act" shall have the meaning set forth in Section 5.2.

          "Hydrocarbons" means oil, gas, condensate, casinghead gas, helium, carbon dioxide, mineral and other liquid or gaseous hydrocarbons.

          "Indebtedness" means any liability in respect of (A) borrowed money,
(B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and
(D) guarantees of any of the foregoing.

          "JEDI" shall have the meaning set forth in the opening paragraph.

          "JEDI Material Adverse Effect" shall have the meaning set forth in
Section 6.2.

          "Leases" shall have the meaning set forth in Section 7.20(e).

          "Loss" shall have the meaning set forth in Section 10.3.

          "Material Company Assets" shall have the meaning set forth in Section 7.21.

          "Merger" shall have the meaning set forth in the recitals.

          "Merger Consideration" shall have the meaning set forth in Section
3.1.

          "Oil and Gas Interests" means, when used with respect to the Company or its Subsidiaries, direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working, royalty, and overriding royalty interests, production payments, operating rights, net profits interests, other nonworking interests, and nonoperating interests; and all revenues therefrom and all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, divisions orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; all easements, rights of way, licenses, permits, leases and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including tanks, batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

          "Option Relinquishment and Release Agreement" shall have the meaning set forth in Section 3.6(a).

          "Other Acquisition Transaction" shall have the meaning set forth in
Section 9.6.

          "Outstanding Options" shall have the meaning set forth in Section 3.6(a).

          "Outstanding Warrants" shall have the meaning set forth in Section 3.6(b).

          "Paying Agent" shall have the meaning set forth in Section 3.2.

          "PBGC" shall have the meaning set forth in Section 7.9(b).

          "Permitted Encumbrances" shall mean any of the following: (i) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business; (ii) any obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit, and all applicable laws;
(iii) any easements, rights-of-way, servitudes, permits and other rights in respect of surface operations, pipelines or the like, and easements for pipelines, power lines and other similar rights-of-way, and encroachments, on, over or in respect of any property or lands of the Company and its Subsidiaries or over which such party owns rights-of-way, easements, permits or licenses, that do not unreasonably or materially interfere with the operation of any property or lands for exploration and production of hydrocarbon or related operations; (iv) all royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests, calls on production and other burdens on or deductions from the proceeds of production that do not operate to (A) reduce the Net Revenue Interest below that set forth in the Company Engineering Report, or (B) increase the Working Interest of the Company and its Subsidiaries above that set forth in the engineering report without a proportionate increase in the Net Revenue Interest of such party; (v) the terms and conditions of all leases, servitudes, production sales contracts, division orders, contracts for sale, purchase, exchange, refining or processing of hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, farmout agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipeline, gathering and transportation agreements, injection, repressuring and recycling agreements, carbon dioxide purchase or sale agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements, to the extent that such contracts and agreements do not (A) reduce the Net Revenue Interest below that set forth in the Company Engineering Report, or (B) increase the Working Interest above that set forth in the Company Engineering Report, as applicable, without a proportionate increase in the Net Revenue Interest of the applicable party; (vi) conventional rights of reassignment prior to abandonment; (vii) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any of the assets (A) if they have not been filed pursuant to law, (B) if filed, they have not yet become due and payable or payment is being withheld as provided by law or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action; and (viii) any other encumbrances that (A) do not secure an obligation in respect of borrowed money (B) do not interfere materially with the operation, value or use of assets of the Company or its Subsidiaries.

          "Plan" shall have the meaning set forth in Section 7.9(a).

          "Potential Acquirer" shall have the meaning set forth in Section 9.6.

          "Proxy Statement" shall have the meaning set forth in Section 5.3.

          "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

          "Securities Act" shall have the meaning set forth in Section 7.5.

          "Share" shall have the meaning set forth in Section 3.1.

          "Special Committee" shall have the meaning set forth in the recitals.

          "Specified Options" shall have the meaning set forth in Section
3.6(a).

          "Specified Parties" shall mean Douglas H. Miller, Grant W. Henderson,
J. William Freeman, J. W. Spencer III, Randy Bodenhamer and Jarl P. Johnson.

          "Specified Warrants" shall have the meaning set forth in Section
3.6(b).

          "Stock Option Plans" shall have the meaning set forth in Section
3.6(a).

          "Sub Material Adverse Effect" shall have the meaning set forth in
Section 5.1.

          "Subsidiaries" shall have the meaning set forth in Section 7.3.

          "Superior Proposal" shall have the meaning set forth in Section 9.6.

          "Surviving Corporation" shall have the meaning set forth in Section
1.1.

          "Taurus" shall have the meaning set forth in Section 7.24.

          "Taurus Disposition" shall have the meaning set forth in Section 9.7.

          "Taurus Disposition Agreement" shall have the meaning set forth in
Section 9.7.

          "Taurus Disposition Notice" shall have the meaning set forth in
Section 9.7.

          "Tax" shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

          "Tax Return" shall mean any return, declaration, report, estimate, claim for refund, information return, statement, request for extension, or other similar document relating to any tax, including any schedule or attachment thereto, and including any amendment thereof.

          "Terminating Other Acquisition Transaction" shall have the meaning set forth in Section 11.1(e).

          "Warrant Merger Consideration" shall have the meaning set forth in
Section 3.6(b).

          "Warrant Plan" shall have the meaning set forth in Section 3.6(b).

          "Warrant Relinquishment and Release Agreement" shall have the meaning set forth in Section 3.6(b).


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF SUB

          Sub hereby represents and warrants to the Company as follows:

          Section 5.1  Organization and Qualification.  Sub is a corporation
                       ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. Sub is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a direct or indirect material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of Sub or Sub's ability to consummate the Merger (a "Sub Material Adverse Effect"). Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of Sub have been delivered to the Company.

          Section 5.2  Authority Relative to this Agreement.  Sub has the
                       ------------------------------------
requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Sub and the consummation of the transactions contemplated hereby by Sub have been duly authorized by all necessary corporate action on the part of Sub. This Agreement has been duly executed and delivered by Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and JEDI, this Agreement constitutes a legal, valid and binding obligation of Sub enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate the Certificate of Incorporation or By-laws of Sub or (ii) result in any breach or constitute a default (with or without notice or lapse of time, or both) or give rise in others of any rights of termination, cancellation or acceleration under any indenture, contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Sub or its assets, other than, in the case of clause
(ii) only, breaches, defaults, violations and losses of rights that would not have a Sub Material Adverse Effect. Except as referred to herein, or in connection or in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the filing and recordation of the certificate of merger pursuant to the DGCL, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by Sub of the Merger or the other transactions contemplated by this Agreement, except where the failure to make any such filing or registration or to obtain such authorization, consent or approval would not prevent consummation of the Merger or have a Sub Material Adverse Effect.

          Section 5.3  Information in Proxy Statement.  None of the information
                       ------------------------------
supplied by Sub for inclusion in the preliminary and definitive proxy statement of the Company and any amendments or supplements thereto (collectively the "Proxy Statement") to be mailed to the stockholders of the Company in connection with the Merger will, at the time of the mailing thereof or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 5.4  Capitalization of Sub.  The authorized capital stock of
                       ---------------------
Sub consists of 1,000,000 shares of common stock, par value $0.01 per share, 1,000 of which shares, as of the date of this Agreement, are validly issued and outstanding, fully paid and nonassessable and are owned by JEDI free and clear of all liens, claims and encumbrances.

          Section 5.5  Financing.  Sub has or will have available to it at the
                       ---------
time the Surviving Corporation is required to pay for the Shares pursuant to
Article III hereof sufficient funds to permit it to (i) pay for all of the outstanding shares of Company Common Stock, (ii) pay for the cancellation of the Outstanding Options and the Outstanding Warrants in accordance with Article III, and (iii) pay amounts due to stockholders of the Company who have perfected dissenters' rights in accordance with the DGCL.

          Section 5.6  Operations of the Company Following the Merger.  Based
                       ----------------------------------------------
upon, among other things, Sub's review of the Company's financial condition and operations, the Company's business plan and the representations made by the Company in this Agreement, the financial condition of Sub and Sub's present plans with respect to the Company and its subsidiaries following the Merger, Sub has no reason to believe that, following the consummation of the Merger, the Surviving Corporation will not be able to meet its obligations as they come due.

          Section 5.7  Finder's Fees.  Sub has not made any arrangements with
                       -------------
any broker, finder or investment banker that would require the Company to pay any fee or commission if the Merger or the other transactions contemplated by this Agreement are not consummated.

          Section 5.8  Review of Company.  Without in any way affecting the
                       -----------------
importance of, or impacting its reliance on, any other provision of this Agreement, Sub acknowledges that it has had a full opportunity to request from the Company and its representatives, and has received and reviewed, all oral and written information concerning the Company and its Subsidiaries that Sub deems relevant to its decision to enter into this Agreement and to consummate the transactions contemplated hereby.

                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF JEDI

          JEDI hereby represents and warrants to the Company as follows:

          Section 6.1  Organization.  JEDI is a limited partnership duly
                       ------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the partnership power to carry on its business as it is now being conducted. Schedule 6.1 sets forth the names of the general partner and the limited partners and their respective percentages of ownership.

          Section 6.2  Authority and Capacity.  JEDI has the requisite
                       ----------------------
partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by JEDI and the consummation of the transactions contemplated hereby by JEDI have been duly authorized by all necessary partnership action on the part of JEDI. This Agreement has been duly executed and delivered by JEDI and, assuming the due authorization, execution and delivery of this Agreement by the Company and Sub, this Agreement constitutes a legal, valid and binding obligation of JEDI enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate the partnership agreement of JEDI, or (ii) result in any breach or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any indenture, contract, instrument, or loan agreement pursuant to which JEDI is a borrower, or any license, franchise, permit, order, decree, concession, lease, judgment, statute, law, ordinance, rule or regulation applicable to JEDI or its assets, other than, in the case of clause (ii) only, such breaches, defaults, violations and losses of rights that would not have a Sub Material Adverse Effect or a JEDI Material Adverse Effect (as defined below). Except as referred to herein, or in connection or in compliance with the provisions of the HSR Act, the Exchange Act and the filing and recordation of the certificate of merger pursuant to the DGCL, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by JEDI of the Merger or the other transactions contemplated hereby, except where failure to make such filing or registration or obtain such authorization, consent or approval would not prevent consummation of the Merger or have a Sub Material Adverse Effect or, individually or in the aggregate, a direct or indirect material adverse effect on the business, assets, conditions (financial or otherwise), liabilities or operations of JEDI or JEDI's ability to consummate the Merger (a "JEDI Material Adverse Effect").

          Section 6.3  Financial Information.
                       ---------------------

          (a) JEDI has furnished the Company with true and complete copies of JEDI's audited consolidated financial statements as of December 31, 1994 and unaudited interim financial statements as of June 30, 1995. As of their respective dates, the audited financial statements and unaudited interim financial statements of JEDI were (i) prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods presented (except as may be indicated therein or in the notes thereto, or in the case of the unaudited statements, subject to normal year-end audit adjustments), (ii) present fairly, in all material respects, the financial position of JEDI as of the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and (iii) are, in all material respects, in accordance with the books of account and records of JEDI.

          (b)  JEDI has or will have sufficient funds
available to perform its obligations under Section 9.8 of this Agreement.

          Section 6.4  Operations of the Company Following the Merger.  Based
                       ----------------------------------------------
upon, among other things, JEDI's review of the Company's financial condition and operations, the Company's business plan and the representations made by the Company in this Agreement, the financial condition of Sub and Sub's present plans with respect to the Company and its subsidiaries following the Merger, JEDI has no reason to believe that, following the consummation of the Merger, the Surviving Corporation will not be able to meet its obligations as they come due.

          Section 6.5  Information in Proxy Statement.  None of the information
                       ------------------------------
supplied by JEDI for inclusion in the Proxy Statement will, at the time of the mailing thereof or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 6.6  Finder's Fees.  JEDI has not made any arrangements with
                       -------------
any broker, finder or investment banker that would require the Company to pay any fee or commission if the Merger or the other transactions contemplated by this Agreement are not consummated.

          Section 6.7  Review of Company.  Without in any way affecting the
                       -----------------
importance of, or impacting its reliance on, any other provision of this Agreement, JEDI acknowledges that it has had a full opportunity to request from the Company and its representatives, and has received and reviewed, all oral and written information concerning the Company and its Subsidiaries that JEDI deems relevant to its decision to enter into this Agreement and to consummate the transactions contemplated hereby.

                                  ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to JEDI and Sub as follows:

          Section 7.1  Organization and Qualification.  The Company is a
                       ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a direct or indirect material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole or its ability to consummate the Merger (a "Company Material Adverse Effect"). Complete and correct copies of the charter and by-laws or comparable organizational documents of the Company and each of its Subsidiaries as of the date hereof have been previously provided to Sub, and a list of each jurisdiction in which the Company is duly qualified as a foreign corporation has been delivered to Sub as Schedule 7.1 of a disclosure schedule delivered by the Company to Sub on the date of this Agreement (the "Company Disclosure Schedule").

          Section 7.2  Capitalization.  The authorized capital stock of the
                       --------------
Company consists of 40,000,000 shares of Company Common Stock and 7,500,000 shares of preferred stock, par value $0.001 per share. As of the date of this Agreement, 22,088,903 shares of Company Common Stock were outstanding, no shares of Company Common Stock were held in the treasury of the Company, no shares were held by Subsidiaries of the Company and no shares of preferred stock were outstanding. All the outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and were issued free of preemptive rights. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote ("Company Voting Debt") issued or outstanding. Except for
(i) options to acquire 1,116,632 shares of Company Common Stock pursuant to the Stock Option Plans, and (ii) warrants to purchase 1,300,000 shares of Company Common Stock pursuant to the warrant agreements referred to in Section 3.6(b) hereof, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

          Section 7.3  Subsidiaries.  Schedule 7.3 of the Company Disclosure
                       ------------
Schedule lists all subsidiaries of the Company (the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries. Other than the Subsidiaries and except as set forth in Schedule 7.3, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, excluding joint interest operations of oil and gas wells and drilling ventures arising in the ordinary course of business.

          Section 7.4  Authority Relative to this Agreement.  The Company has
                       ------------------------------------
the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock, the corporate power and authority to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (except for the approval of the holders of a majority
of the outstanding shares of Company Common Stock).   This Agreement has been
duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Sub and JEDI, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          Except as set forth in Schedule 7.4 of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, or (ii) result in any breach or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any indenture, contract, loan agreement, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or its or their respective assets, other than, in the case of clause (ii) only, such breaches, defaults, violations and losses of rights that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in
Schedule 7.4 of the Company Disclosure Schedule or, in connection or in compliance with the provisions of the HSR Act, the Exchange Act and the filing and recordation of the Certificate of Merger pursuant to the DGCL, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, except where failure to make such filing or registration or obtain such authorization, consent or approval would not, individually or in the aggregate, prevent consummation of the Merger or have a Company Material Adverse Effect.

          Section 7.5  Reports and Financial Statements.  The Company has
                       --------------------------------
furnished Sub with true and complete copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and December 31, 1994, as filed with the Securities and Exchange Commission (the "Commission"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, September 30, 1993, March 31, 1994, June 30, 1994, September 30, 1994,
March 31, 1995 and June 30, 1995, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1993 and (iv) all other reports on Form 8-K and registration statements declared effective by the Commission since December 31, 1992, except registration statements on Form S-8 relating to employee benefit plans and reports on Form 10-C relating to securities quoted on the NASDAQ Interdealer Quotation system, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since January 1, 1993 (all items in clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports complied in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act, and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with GAAP during the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, subject to normal year-end audit adjustments and except for the fact that such unaudited statements do not contain all notes required by GAAP), (ii) present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flow for the periods then ended (except as may be indicated therein or in the notes thereto, or , in the case of the unaudited interim financial statements, subject to normal year-end audit adjustments and any other adjustments described therein and except for the fact that certain information and notes have been condensed or omitted in accordance with the Securities Act and the Exchange Act and the rules promulgated thereunder) and
(iii) are, in all material respects, in accordance with the books of account and records of the Company. Neither the Company nor any of its Subsidiaries has any liability or is subject to any loss contingency material to the Company and its Subsidiaries, taken as a whole, other than as reflected or disclosed in the financial statements or notes thereto included in the Company SEC Reports filed prior to the date hereof or as otherwise disclosed on Schedule 7.6 of the
Company Disclosure Schedule.   Any reports or other material filed by the
Company with the Commission after the date hereof and prior to the Effective Time (other than preliminary material) shall be deemed to be included in the defined term "Company SEC Reports" for purposes of this Agreement and the Company shall be deemed to have made the representations set forth in this
Section 7.5 in respect of such reports or other material and any financial statements set forth therein.

          Section 7.6  Absence of Certain Changes or Events.  Except as
                       ------------------------------------
contemplated by this Agreement or as disclosed in Schedule 7.6 of the Company Disclosure Schedule or in any of the

Company SEC Reports filed prior to the date hereof, there have not been (i) since June 30, 1995 transactions, commitments, disputes, events, damage, destruction or losses, whether or not covered by insurance, development or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Company Material Adverse Effect or (ii) since December 31, 1994 (A) any entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice or (B) any action taken by the Company or its Board of Directors in connection with the adoption or implementation of any plan or arrangement or the entry into any agreement (x) principally intended to discourage an Other Acquisition Transaction, or (y) pursuant to which the officers, directors or employees of the Company or its Subsidiaries have been granted any benefits payable or distributable upon severance or upon a change of control of the Company or pursuant to which any rights held by such persons have been accelerated to occur or vest at or prior to a change of control, including without limitation any amendments to, modifications of, or elections of other rights under existing benefit plans (including the Stock Option Plans and Warrants).

          Section 7.7  Litigation.  Except as disclosed in the Company's Annual
                       ----------
Report on Form 10-K for the year ended December 31, 1994 or as disclosed in
Schedule 7.7 of the Company Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the knowledge of the officers of the Company, overtly threatened, against or affecting the Company or any of its Subsidiaries which, either individually or in the aggregate, has or could reasonably be expected to have a Company Material Adverse Effect, nor, as of the date of this Agreement, is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its Subsidiaries.

          Section 7.8  Information in Disclosure Documents.  None of the
                       -----------------------------------
information with respect to the Company or its Subsidiaries included or incorporated by reference in the Proxy Statement will, at the time of the mailing thereof and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this provision shall not apply to, and no representation or warranty is made by the Company with respect to, statements or omissions in the Proxy Statement based upon information furnished by or on behalf of JEDI or Sub for use therein. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by the Company contained in this Agreement and no statement in the Company Disclosure Schedule, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          Section 7.9  Employee Benefits Plans; Labor Matters.
                       --------------------------------------

          (a) Schedule 7.9 (a) of the Company Disclosure Schedule lists each "employee benefit plan," as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan"), sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of the employees of the Company or any of its Subsidiaries, or that has been so sponsored, maintained or contributed to by Company or any of its Subsidiaries within six years prior to the Closing.

          (b) Except as otherwise set forth in Schedule 7.9(b) of the Company Disclosure Schedule or as previously disclosed in writing to Sub by the Company:

               (i) the Company and its Subsidiaries do not contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Closing contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

               (ii) all reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries the failure to file of which would, individually or in the aggregate, have a Company Material Adverse Effect have been filed or furnished in accordance with applicable law in a timely manner, and each Plan has been administered in substantial compliance with its governing documents and in accordance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, except for any failure of compliance or violation of applicable law which would not, individually or in the aggregate, have a Company Material Adverse Effect;

               (iii) there are no actions, suits, claims, governmental (and, to the knowledge of the Company's officers, non-governmental) investigations or audits pending (other than routine claims for benefits) or, to the knowledge of the Company's officers, threatened against, or with respect to, any of the Plans or their assets which, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect;

               (iv) no act, omission or transaction has occurred which would result in imposition on the Company of (A) a breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, which (in the case of (A), (B) or (C) above), individually or in the aggregate, could have a Company Material Adverse Effect;

               (v) each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of Company, operated in a way which would adversely affect such qualified status;

               (vi)    no Plan is subject to Title IV of ERISA;

               (vii) as to any Plan intended to be qualified under Section 401 of the Code, to the knowledge of the Company's officers there has been no termination or partial termination of the Plan within the meaning of Section 411
(d) (3) of the Code which has had or could reasonably be expected to have a Company Material Adverse Effect; and

               (viii) with respect to any Plan which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by any corporation, trade, business or entity under common control with the Company, within the meaning of Section 4104
(b), (c) or (m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such Plan required by section 302 of ERISA and Section 412 of the Code have been timely made.

          (c) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts. There is no pending or threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which may materially interfere with the respective business activities of the Company or any of its Subsidiaries.

          (d) Except as set forth in Schedule 7.9(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any severance agreements, programs or policies. Schedule 7.9(d) of the Company Disclosure Schedule sets forth, and the Company has provided to Sub, true and correct copies of (i) all agreements with employees or consultants of the Company or its Subsidiaries, obligating the Company or any Subsidiary to make annual cash payments in an amount exceeding an aggregate of $50,000, (ii) all non-competition agreements with the Company or a Subsidiary executed by officers of the Company or a Subsidiary, and (iii) all plans, programs, agreements and other arrangements of the Company or its Subsidiaries with or relating to the employment and to the remuneration and compensation of its employees.

          (e) Except as provided in Schedule 7.9(e) of the Company Disclosure Schedule, (i) no Plan provides retiree medical or retiree life insurance benefits to any person and (ii) neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Section 601 through 608 of ERISA and Section 4980B of the Code.

          (f) Except as provided in Schedule 7.9(f) of the Company Disclosure Schedule, the Company has not amended, terminated or taken any other actions with respect to any of the Plans or any of the plans, programs, agreements, policies or other arrangements described in this Section 7.9 since December 31, 1994 which, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect.

          Section 7.10  Environmental Matters.  Except for matters disclosed in
                        ---------------------
Schedule 7.10 of the Company Disclosure Schedule, the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, overtly threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law. Except for matters disclosed in Schedule 7.10 of the Company Disclosure Schedule and except for matters that would not result, individually or in the aggregate, in a Company Material Adverse Effect, (i) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or its Subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iii) there are no physical or environmental conditions existing on any property of the Company or its Subsidiaries or resulting from the Company's or such Subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on the Company or any of its Subsidiaries under any Environmental Laws; (iv) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by the Company and its Subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (v) there has neither been any exposure of any person or property to hazardous substances or any pollutant or contaminant released by the Company or its Subsidiaries, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by the Company or its Subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its Subsidiaries for damages or compensation; and (vi) the Company and its Subsidiaries have made available to Sub all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company or its Subsidiaries relating to any of the current or former properties or operations of the Company and its Subsidiaries. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

          Section 7.11  Public Utility Holding Company Act.  None of the Company
                        ----------------------------------
or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder.

          Section 7.12  Futures Trading and Fixed Price Exposure.   Schedule
                        ----------------------------------------
7.12 to the Company Disclosure Schedule sets forth a true and correct statement of the position, as of the date hereof, of the Company and its Subsidiaries with respect to obligations under Fixed Price Contracts (including, with respect to each Fixed Price Contract, location of delivery and variations in the obligation to take or deliver) and related Hydrocarbon price swaps, hedges, futures or similar instruments to which the Company or any of its Subsidiaries is a party.

          Section 7.13  Takeover Provisions Inapplicable.  As of the date hereof
                        --------------------------------
and at all times on or prior to the Effective Time, Section 203 of the DGCL is, and shall be, inapplicable to the Merger and the transactions contemplated hereby or connected herewith.

          Section 7.14  Fairness Opinion.  The Special Committee has been orally
                        ----------------
advised by Bear, Stearns & Co. Inc., financial advisor to the Company, that it believes that the Merger is fair to the stockholders of the Company from a financial point of view (except that such advice is not provided to management stockholders who will participate in the equity ownership of the Surviving Corporation).

          Section 7.15  Finder's Fees.  Except as set forth in Schedule 7.15 of
                        -------------
the Company Disclosure Schedule, since December 31, 1994, neither the Company nor any of its Subsidiaries have made any arrangements with any broker, finder or investment banker that would require the Company or any of its Subsidiaries to pay any fee or commission in connection with any material transaction by the Company or any of its Subsidiaries, and no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A complete and correct copy of all agreements referenced in Schedule 7.15 of the Company Disclosure Schedule has been provided to Sub.

          Section 7.16  Compliance with Applicable Laws.  Except as disclosed in
                        -------------------------------
the Company SEC Reports filed prior to the date of this Agreement or in Schedule
7.16 of the Company Disclosure Schedule, the Company and the Subsidiaries are not in violation of any law, ordinance, regulation, order or writ of any courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each a "Governmental Entity") applicable to the Company or any of the Subsidiaries or by which any of them or their assets may be bound, except for violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in
Schedule 7.16 of the Company Disclosure Schedule, neither the Company nor any of the Subsidiaries has received notice of violation of any law, ordinance, regulation, order or writ, or is in default with respect to any order, writ, judgment, award injunction or decree of any Governmental Entity, except for such notices or defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 7.17  Taxes.  Each of the Company and the Subsidiaries has
                        -----
timely filed when due (taking into account permitted extensions) all material federal, state and local income and franchise Tax Returns and all other Tax Returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns. The information contained in such Tax Returns is true, complete and accurate in all material respects. Except as disclosed in Schedule 7.17 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge in an amount exceeding $100,000. Except as disclosed in Schedule 7.17 of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Subsidiaries, by delivery of a written instrument to the Company or to the knowledge of the officers of the Company, that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending. The federal income Tax Returns of the Company and each of the Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service as set forth in
Schedule 7.17 of the Company Disclosure Schedule. Neither the Company nor any of the Subsidiaries is a party to or obligated under any agreement, commitment or arrangement that could require the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

          Section 7.18.  Certain Agreements.
                         ------------------

          Except as listed as an exhibit to the Company SEC Reports filed prior to the date of this Agreement or as disclosed in Schedule 7.18 of the Company Disclosure Schedule, neither the Company nor any of the Subsidiaries is a party to any oral or written (i) agreements, contracts, indentures or other instruments relating to Indebtedness which, when aggregated with all such other agreements, contracts, indentures or instruments, exceeds an amount of $500,000,
(ii) confidentiality or standstill agreements or other material contract or agreement which, after giving effect to the transactions contemplated by this Agreement, purports to restrict or bind Sub or any of its affiliates (other than the Surviving Corporation and its subsidiaries), (iii) collective bargaining agreement, (iv) contract, agreement or commitment not entered into in the ordinary course of business consistent with past practice and for which the Company could become liable for payments in excess of $500,000 (in respect of all such contracts, agreements or commitments, collectively), (v) any contract or agreement granting a preferential right of purchase or similar right to any person or entity with respect to any Material Company Asset (as hereinafter defined), or (vi) material contract or agreement that is not expected to be fully performed within 30 days following the Effective Time excluding oil and gas leases, farmout agreements, gas sales or purchase contracts, joint operating agreements, unit operating agreements and unit agreements entered into in the ordinary course of business.

          Section 7.19.  Engineering Reports.
                         -------------------

          (a) The estimates of proved reserves of oil and natural gas (the "Company Estimated Proved Reserves") prepared by the Company and set forth in the report of Company Estimated Proved Reserves as of December 31, 1994 (the "Company Reserve Report") were reviewed by independent petroleum engineers Lee Keeling and Associates, Inc. as indicated in, and with the conclusion set forth in, their reports dated February 1, 1995, effective as of January 1, 1995; and

          (b) All information and production data provided to Lee Keeling and Associates, Inc. for the preparation of the Company Reserve Report were true and correct in all material respects as of the date provided.

          Section 7.20  Oil and Gas Reserve Information.  Except as otherwise
                        -------------------------------
set forth in Schedule 7.20 of the Company Disclosure Schedule and except for exceptions that would not, and could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:

          (a) To the knowledge of the Company's officers, none of the wells included in the Oil and Gas Interests of the Company and its Subsidiaries has been overproduced such that it is subject or liable to being shut-in or to any other overproduction penalty (including cash payments);

          (b) There are no wells included in the Oil and Gas Interests of the Company and its Subsidiaries that: (i) the Company or any of its Subsidiaries are currently obligated by law or contract to plug and abandon; (ii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over such Oil and Gas Interests; or (iii) to the knowledge of the Company, have been plugged and abandoned but have not been plugged or reclaimed in accordance with all applicable requirements of each regulatory authority having jurisdiction over such Oil and Gas Interests;

          (c) No person has any call on, option to purchase, or similar rights with respect to the Oil and Gas Interests of the Company and its Subsidiaries (including without limitation the production attributable thereto) and upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will have the right to market production from the Oil and Gas Interests of the Company and its Subsidiaries on terms no less favorable than the terms upon which such company is currently marketing such production;

          (d) To the knowledge of the Company's officers, all royalties, overriding royalties, compensatory royalties and other payments due with respect to the Oil and Gas Interests of the Company and its Subsidiaries (excluding those held in suspense in accordance with past operating practices or in connection with post-closing adjustments in respect of acquired properties) have been properly and timely paid; and

          (e) To the knowledge of the Company's officers, with respect to those assets of the Company and its Subsidiaries that are oil and gas leases ("Leases"), there has not occurred any event, fact or circumstance which with the lapse of time or the giving of notice, or both, would constitute a breach or default on behalf of the Company and its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, with respect to any other parties under the Leases.

          Section 7.21  Title to Property.  The Company or its Subsidiaries has
                        -----------------
Defensible Title to all of the material assets reflected on the consolidated financial statements of the Company included in the Company SEC Reports as being owned by it or its Subsidiaries (including Oil and Gas Interests of the Company and its Subsidiaries) and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice) (collectively, the "Material Company Assets"). All material payments of any kind required to be made by the Company and its Subsidiaries to third parties under any contract or agreement relating to the Material Company Assets have been or will be properly and timely paid or provided for.

          Section 7.22  Insurance.  Schedule 7.22 to the Company Disclosure
                        ---------
Schedule contains a summary of all material policies of insurance (including all directors' and officers' liability insurance coverage) maintained by the Company and its Subsidiaries during the past five years.

          Section 7.23  Affiliate Transactions.  Except for the transactions
                        ----------------------
described in Schedule 7.23 of the Company Disclosure Schedule, all transactions involving the Company or any of its Subsidiaries that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and since December 31, 1994, neither the Company nor any of its Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

          Section 7.24  Taurus Energy.  Except as set forth in Schedule 7.24 of
                        -------------
the Company Disclosure Schedule, since December 31, 1994 neither the Company nor any of its Subsidiaries (other than Taurus Energy Corp. ("Taurus")) have made any capital contribution to Taurus, engaged in a transaction with Taurus not in conformance with past practice or which added material value to Taurus or otherwise transferred value to Taurus (including by way of assumption of liabilities).

                                 ARTICLE VIII

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

          Section 8.1  Conduct of Business by the Company.  Following the date
                       ----------------------------------
hereof and prior to the Effective Time, except as otherwise contemplated by this Agreement or unless Sub shall otherwise consent in writing:

          (a) subject to the limitations contained in or transactions contemplated by (including, but not limited to, the Taurus Disposition) this Agreement, the Company shall, and shall cause its Subsidiaries to, carry on their respective operations in the usual and ordinary course consistent with past practice, and shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve substantially intact its present business organization, keep available the services of its present officers and employees, maintain and keep its material assets in as good repair and condition as of the date hereof, ordinary wear and tear and damage due to casualty excepted, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and on-going businesses shall be materially unimpaired at the Effective Time;

          (b) the Company shall not, nor shall it propose to, except as required by this Agreement, (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its Subsidiaries, (ii) amend its Certificate of Incorporation or By-laws, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock;

          (c) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) except as required or contemplated by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, any Company Voting Debt, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock, other than issuances of Company Common Stock pursuant to the exercise of options granted pursuant to the Stock Option Plans or Outstanding Warrants, (ii) amend in any respect existing agreements evidencing the options granted pursuant to the Stock Option Plans or Outstanding Warrants (including, without limitation, the exercise or strike prices thereof) or the Stock Option Plan pursuant to which such options were granted, except to permit the acceleration of the vesting or exercisability of the options granted pursuant to the Stock Option Plans and Outstanding Warrants in connection with the settlement thereof in accordance with Section 3.6, (iii) acquire or lease or agree to acquire or lease any material capital asset or assets, or make any other capital expenditures, which exceed the Company's capital expenditure budgets for the fourth quarter of 1995 and the first quarter of 1996 set forth in Schedule 8.1(c) of the Company Disclosure Schedule, in the aggregate for all such assets or other capital expenditures in both quarters, by $2.0 million or more (including in such calculation the proceeds of any sale/leaseback transactions),
(iv) dispose or agree to dispose of capital assets or any other assets other than in the ordinary course, with a value in the aggregate in excess of $2.0 million, (v) (A) create, incur, assume or permit additional material indebtedness (including obligations in respect of capital leases), other than periodic drawdowns under the Company's credit facilities existing as of the date hereof, provided that such drawdowns are in the ordinary course of business consistent with past practice, and provided further that the amount available under such facilities as of the date hereof is not increased, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person (other than a Subsidiary of the Company, or as to a Subsidiary, another Subsidiary of the Company) in an amount in excess of $10,000, (excluding suspense account obligations assumed in connection with acquisitions by the Company whereby the Company also receives the funds held in suspense or an adjustment to the purchase price is made in an equal amount), (C) encumber or grant a security interest in any Material Company Asset other than for the Company's credit facilities existing as of the date hereof, or (D) make any loans or advances to any other person (excluding intercompany transactions), enter into any agreement or instrument relating to the borrowing of money or the extension of credit or enter into any other material transaction, other than in each case in the ordinary course of business consistent with past practice, (vi) acquire or agree to acquire oil or gas properties or other assets of a type not covered by Schedule 8.1(c) of the Company Disclosure Schedule, or acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, for an aggregate purchase price in excess of $5.0 million,
(vii) enter into or renew any material agreements, contracts or other commitments that are not expected to be fully performed within thirty days after the Effective Time excluding oil and gas leases, farmout agreements, gas sales or purchase contracts, joint operating agreements, unit operating agreements and unit agreements entered into in the ordinary course of business, or (viii) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) the Company shall not, nor shall it permit any of its Subsidiaries to, except as required to comply with applicable law and except as provided in Section 9.3 hereof and other than acceleration of vesting permitted by this Agreement, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any current or former director, officer or employee (other than the adoption of any special compensation for the members of the Special Committee), (ii) increase in any manner the compensation or fringe benefits of any director (other than the adoption of any special compensation for the members of the Special Committee), executive officer or employee (provided, however, that the Company shall be permitted to award normal salary increases to employees (other than executive officers) of the Company in the ordinary course of business that are consistent with past practice (including, without limitation, in connection with any promotion of such employee) and that, in the aggregate, do not result in a material increase in compensation expense to the Company and its Subsidiaries relative to the level in effect prior to such increase), unless consented to by Sub, which consent shall not be unreasonably withheld, (iii) pay any benefit not provided under any existing plan or arrangement, except for payments set forth in Schedule 8.1(d) of the Company

Disclosure Schedule, (iv) grant any awards under the Stock Option Plan or any other bonus, incentive, performance or other compensation plan or arrangement or Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Plans or agreements or awards made thereunder), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Plan, other than in the ordinary course of business consistent with past practice, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

          (e) the Company shall not, nor shall it permit its Subsidiaries to, make any change in its accounting policies or procedures, except as required under GAAP;

          (f) the Company shall use its reasonable best efforts to refrain from taking, and shall use its reasonable best efforts to cause its Subsidiaries to refrain from taking, any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect as of the Effective Time, or in any of the conditions to the Merger set forth in Article X not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of the Company to obtain any of the regulatory approvals required to consummate the Merger, as contemplated hereby;

          (g) the Company shall not settle or compromise any claim for dissenters' rights in respect of the Merger;

          (h) the Company shall maintain in full force and effect all of its policies of insurance in existence as of the date hereof or insurance comparable to the coverage afforded by such policies; and

          (i) the Company shall not enter into any natural gas or other future or options trading or be a party to any price swaps, hedges, futures or similar instruments without first obtaining the consent of Sub, which consent shall not be unreasonably withheld.

          Section 8.2  Obligations of  JEDI and Sub.  Each of JEDI and Sub shall
                       ----------------------------
use its reasonable best efforts to refrain from taking any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect as of the Effective Time, or in any of the conditions to the Merger set forth in Article X not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of JEDI or Sub to obtain any of the regulatory approvals required to consummate the Merger, as contemplated hereby.

          Section 8.3  Notice of Breach.  Each party shall promptly give written
                       ----------------
notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that would cause any of the representations and warranties to be untrue on the Effective Time or cause a breach of any covenant contained or referenced in this Agreement and will use its reasonable best efforts to prevent or promptly remedy the same.
Any such notification shall not be deemed an amendment of the Company Disclosure Schedule.

                                  ARTICLE IX

                             ADDITIONAL AGREEMENTS

          Section 9.1  Access and Information.  Upon reasonable notice, the
                       ----------------------
Company and its Subsidiaries shall afford to Sub and to Sub's affiliates, accountants, lenders, counsel and other representatives full access, during normal business hours (and at such other times as the parties may mutually agree) and in a manner so as not to materially interfere with the normal business operations of the Company and its Subsidiaries throughout the period prior to the Effective Time, to all of their properties (which shall include the right to conduct an environmental assessment thereof), books, contracts, commitments, records and personnel. During such period, the Company shall furnish promptly to Sub (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Sub may reasonably request. JEDI and Sub shall hold all such information in confidence and hereby assume all of the obligations of Enron Capital & Trade Resources Corp. ("ECT") set forth in that certain Confidentiality Agreement, dated June 12, 1995, as amended, between ECT and the Company (the "Confidentiality Agreement") the terms of which are incorporated herein by reference and made a part of this Agreement, and, in the event of termination of this Agreement for any reason, shall comply with the terms of the Confidentiality Agreement regarding the return of information. During the period prior to the Effective Time, the Company shall make its accountants, counsel, lenders and other representatives available to Sub and to Sub's affiliates, accountants, lenders, counsel and other representatives at reasonable times.

          Section 9.2  Proxy Statement.  (a) As promptly as reasonably
                       ---------------
practicable after the execution of this Agreement, the Company shall prepare and file with the Commission preliminary proxy materials with respect to the actions to be taken at the Company Meeting, which shall be in form and substance reasonably satisfactory to Sub. As promptly as reasonably practicable after comments are received from the Commission with respect to such preliminary proxy materials, the Company shall use its reasonable best efforts to respond to the comments of the Commission. Sub and JEDI shall provide the Company with such information as may be required to be included in the proxy statement or as may be reasonably required to respond to any comment of the Commission. After all the comments received from the Commission have been cleared by the Commission staff and all information required to be contained in the proxy statement has been included therein by the Company, the Company shall file with the Commission the Proxy Statement and the Company shall use its reasonable best efforts to have the Proxy Statement cleared by the Commission as soon thereafter as practicable. The Company shall cause the Proxy Statement to be mailed to its stockholders of record as promptly as reasonably practicable after clearance by the Commission. Unless the Company is advised by outside counsel that such a recommendation is no longer consistent with the discharge of applicable fiduciary duties of directors of the Company, the Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger. If requested by Sub, the Company shall use its reasonable best efforts to obtain an "SAS No. 71 letter" from the Company's independent public accountants addressed to the Company, in form and substance reasonably satisfactory to Sub, with respect to interim financial statements included in the Proxy Statement.

          (b) The Company shall retain the services of a proxy soliciting firm reasonably acceptable to Sub for the purpose of communicating to the Company's stockholders the recommendation of the Company's Board of Directors and of seeking to ensure that sufficient votes are cast to satisfy the requirements of applicable law for the completion of the Merger.

          (c) Each of Sub and the Company shall make all necessary filings applicable to it with respect to the Merger under the Exchange Act and the rules and regulations thereunder and shall use its reasonable best efforts to obtain required clearances with respect thereto.

          Section 9.3  Indemnification.  (a) The Certificate of Incorporation of
                       ---------------
the Surviving Corporation and each of its Subsidiaries shall contain provisions that acknowledge and agree that, to the fullest extent permitted by law, the provisions relating to limitation on liability that are set forth in Article 10 of the Certificate of Incorporation of the Company as of the date of this Agreement, shall remain effective for a period of six years from the Effective Time with respect to individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by this Agreement), and the Surviving Corporation shall not amend (in any manner that would diminish the effect of such provisions) or repeal such provisions for a period of six years from the Effective Time. If, at any time during such period of six years and prior to an underwritten public offering of capital stock of the Surviving Corporation, the Surviving Corporation is unable to make any indemnification payments required by this Section 9.3, then JEDI shall be liable for such payments, but only to the extent of all dividends or other distributions paid in respect of capital stock of the Surviving Corporation prior to or upon the dissolution of the Surviving Corporation that have been made to JEDI or any of its Affiliates (as defined in Rule 405 of Regulation C promulgated under the Securities Act) by the Surviving Corporation during such period.

          (b) The Surviving Corporation shall, for six years from the Effective Time, maintain in effect the current directors' and officers' liability insurance coverage listed, and identified as such, on Schedule 7.22 of the Company's Disclosure Schedule maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors so long as substitution does not result in gaps or lapses in coverage) with respect to matters occurring through the Effective Time, provided that in no event shall the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this
Section 9.3 any amount per annum in excess of 50% of the aggregate premiums paid in 1995 on an annualized basis for such purpose.

          (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, or at JEDI's option, JEDI, shall assume the obligations set forth in this Section 9.3.

          (d) The By-laws of the Surviving Corporation and each of its Subsidiaries shall contain provisions that acknowledge and agree that, to the fullest extent permitted by law, the provisions relating to indemnification and advancement of expenses that are set forth in the By-laws of the Company as of the date of this Agreement shall remain effective for a period of six years from the Effective Time with respect to individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by this Agreement), and the Surviving Corporation shall not amend or repeal such provisions for a period of six years from the Effective Time.

          (e)  The obligations of the Surviving Corporation under this Section
9.3 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, fiduciary and agent to whom this Section 9.3 applies without the consent of each affected director, officer, employee, fiduciary and agent (it being expressly agreed that the directors, officers, employees, fiduciaries and agents to whom this Section 9.3 applies shall be third-party beneficiaries of this Section 9.3).

          (f) Sub understands that the Company has entered into contractual indemnification arrangements with each of its current directors, true and correct copies of which have previously been delivered to Sub.

          Section 9.4  HSR Act.  The Company shall use its reasonable best
                       -------
efforts to file, and Sub shall use its reasonable best efforts to cause its ultimate parent entity to file, as soon as practicable following the execution of this Agreement, notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters relating to the transactions contemplated by this Agreement. Each of the parties shall provide a copy of its filing materials under the HSR Act to the other party prior to making such filing and the parties shall confer on the matters set forth therein.

          Section 9.5  Reasonable Best Efforts.  (a) Subject to the terms and
                       -----------------------
conditions of this Agreement, each of the parties hereto agrees to cooperate with each other and to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, in each case consistent with the fiduciary duties of their respective Boards of Directors, all things necessary, proper or advisable (i) under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and
(ii) to lift any injunction or other legal bar to the Merger as soon as reasonably practicable (and, in such case, to proceed with the Merger as expeditiously as possible); provided, however, that nothing in this Section or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the transaction contemplated hereby or to require any party or any affiliate of any party to hold separate or make any divestiture of a significant asset or otherwise agree to any material restriction on the operations of any party in order to obtain any waiver, consent or approval required by this Agreement.

          (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Surviving Corporation shall take all such necessary action.

          (c) If at any time prior to the Effective Time any information, event or circumstance shall be discovered that should be set forth in a supplement to the Proxy Statement, the discovering party shall promptly inform the other party of such information, event or circumstance, and the Company shall as soon as practicable prepare a supplement to the Proxy Statement, which shall be in form and substance reasonably satisfactory to Sub, and mail such supplement to its stockholders.

          Section 9.6  No Solicitation.  Prior to the Effective Time, the
                       ---------------
Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, initiate, solicit, negotiate or encourage (including by way of furnishing information), or take any other action to facilitate or entertain, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or substantially all of the business of the Company and its Subsidiaries, or all or substantially all of the capital stock of the Company, whether by merger, purchase of assets, tender offer, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Other Acquisition Transaction") or agree to endorse or recommend any such Other Acquisition Transaction or enter into an agreement relating to an Other Acquisition Transaction; provided, however, that the Company and its Subsidiaries may negotiate with a corporation, partnership, person or other entity or group (a "Potential Acquirer") if (i) the Potential Acquirer has, in circumstances not involving any prior breach by the Company of the foregoing provisions, made a tender or exchange offer for, or a proposal to the Board of Directors of the Company to acquire, a majority of the capital stock of the Company or made a proposal for a merger, purchase of all or substantially all of the assets of the Company, or other business combination transaction involving a change of control of the Company, (ii) the Company's Board of Directors believes, based in part upon advice of its financial advisor, and after having an opportunity to discuss any such proposal with the Potential Acquirer, which contacts shall not be deemed a violation of this Section 9.6, that such Potential Acquirer has the financial wherewithal to consummate such offer or transaction and such offer or transaction would yield a better value to the Company's stockholders than would the Merger (a "Superior Proposal"), and
(iii) based upon the advice of counsel to the Company to such effect given to the Board of Directors of the Company (notice of which advice has been communicated to Sub), the Company's Board of Directors determines in good faith that there is a significant risk that the failure to negotiate with the Potential Acquirer could constitute a breach of the Board's fiduciary duty to the stockholders of the Company. The Company shall promptly advise Sub in writing of any request for non-public written information or of any Other Acquisition Transaction, or any inquiry that could reasonably be expected to lead to any Other Acquisition Transaction, the terms and conditions of such request, Other Acquisition Transaction or inquiry, the identity of the person making any such request, Other Acquisition Transaction or inquiry, and whether the Company has elected to negotiate with a Potential Acquirer in accordance with the preceding sentence. The Company shall use its reasonable best efforts to keep Sub fully informed of the status and details of any such request, Other Acquisition Transaction, inquiry, or negotiation. The Company may not enter into a definitive agreement for an Other Acquisition Transaction with a Potential Acquirer with which the Company is permitted to negotiate pursuant to this Section 9.6 unless (i) at least 10 business days prior to the Company's execution thereof the Company shall have furnished Sub with a description of all of the material terms thereof and (ii) the Company shall terminate this Agreement in accordance with Section 11.1(e) hereof. Notwithstanding the foregoing, the Taurus Disposition shall be excluded from the provisions of this Section 9.6 for all purposes. Each of Sub and JEDI agrees and acknowledges that any information furnished to it by the Company pursuant to this Section 9.6 shall be subject to the terms and conditions set forth in the Confidentiality Agreement.

          Section 9.7  Taurus Disposition.  The Company shall use its reasonable
                       ------------------
best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to promptly negotiate a definitive agreement (the "Taurus Disposition Agreement") providing for the sale of Taurus, whether by merger, sale of all or substantially all of the assets of Taurus, sale of all of the capital stock of Taurus or otherwise (the "Taurus Disposition") as soon as reasonably practicable. Prior to the execution of the final version of the Taurus Disposition Agreement, Taurus shall deliver such version to JEDI for review at least five business days prior to its execution. JEDI may, by delivering notice to the Company within such five business days, object to the terms or conditions of such agreement as it determines in its sole discretion, and if such objection is not made then such agreement shall be an "Approved Taurus Disposition Agreement." The Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the Taurus Disposition if an Approved Taurus Disposition Agreement is executed and the Company shall cause Taurus to repay all indebtedness owed to the Company or its other Subsidiaries prior to the consummation of the Taurus Disposition. Except as otherwise provided in the Taurus Disposition Agreement, neither the Company nor any of its Subsidiaries (other than Taurus) shall make any capital contribution to Taurus, engage in any transaction with Taurus not in conformance with past practice or which would add material value to Taurus or otherwise transfer value to Taurus (including the assumption of liabilities), unless Sub shall otherwise consent in writing. The Company shall keep Sub informed of the status of the transactions relating to the Taurus Disposition. Notwithstanding the foregoing, if JEDI delivers its written objection to the Company of the Taurus Disposition Agreement within the time period delineated above, the Company may, in its sole discretion, proceed with the execution of the Taurus Disposition Agreement and the consummation of such Taurus Disposition, but shall deliver written notice to such effect to JEDI (the "Taurus Disposition Notice") within five business days following the receipt by the Company of JEDI's written objection notice. In such event, Sub shall have the right to terminate this Agreement as set forth in Section 11.1(h).

          Section 9.8  JEDI.
                       ----

          JEDI agrees to take all action necessary to cause Sub to perform all of Sub's, and the Surviving Corporation to perform all of the Surviving Corporation's, agreements, covenants and obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Sub and JEDI shall be liable for any breach of any representation, warranty, covenant or agreement of Sub or Surviving Corporation and for any breach of this covenant;

provided, however, that JEDI shall not have any responsibility for, or provide any guaranties of, any actions of Sub or any obligation or liability otherwise hereunder after the Effective Time, except as expressly provided in Sections 3.2 and 9.3.

          Section 9.9  Certain Employee Benefit Matters.   The Company and Sub
                       --------------------------------
acknowledge and agree that it is currently anticipated that the Surviving Corporation will not become a participating employer in any employee benefit or compensation plans sponsored or maintained by Enron Corp. for the benefit of its subsidiaries or affiliated companies. For a period of 24 months following the Effective Time, the Surviving Corporation will maintain in place the Company's current health and 401(k) plans or substantially equivalent plans.

                                   ARTICLE X

                             CONDITIONS PRECEDENT

          Section 10.1  Conditions to Each Party's Obligation to Effect the
                        ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived in a writing executed by Sub and the Company subject to and in accordance with Section 11.4 hereof:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

          (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

          (d) The Company shall have received the written opinion of Bear, Stearns & Co. Inc., financial advisor to the Company, dated the date of the Proxy Statement, to the effect that the Merger is fair to the stockholders of the Company from a financial point of view (except that such advice need not be provided to management stockholders who will participate in the equity ownership of the Surviving Corporation).

          (e) At the time of the Company Meeting, the Company shall have confirmed that the written opinion of Bear, Stearns & Co. Inc., referred to in
Section 10.1(d) hereof has not been withdrawn.

          (f) There shall not be pending any action, proceeding or investigation brought by any person or entity before any Governmental Entity challenging, affecting, or seeking material damages in connection with, the transactions contemplated by this Agreement.

          Section 10.2  Conditions to Obligation of the Company to Effect the
                        -----------------------------------------------------
Merger.  The obligation of the Company to effect the Merger shall be subject to
------
the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company in accordance with Section
11.4 hereof:

          (a) JEDI and Sub shall have performed in all material respects their respective agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of JEDI and Sub contained in this Agreement shall be true and correct in all material respects when made and on and at the Effective Time as if made at such time (except to the extent they expressly relate to the date of this Agreement or any other particular date), and the Company shall have received a certificate of the President or Chief Executive Officer (or comparable officer) of JEDI and Sub, dated the Closing Date, to that effect.

          (b) The Company shall have received the opinion of Vinson & Elkins L.L.P., dated the Closing Date, substantially in the form of Exhibit A hereto.

          Section 10.3  Conditions to Obligations of Sub to Effect the Merger.
                        -----------------------------------------------------
The obligations of Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived in writing by Sub in accordance with Section 11.4 hereof:

          (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case when made and on and at the Effective Time as if made at such time (except to the extent they expressly relate to the date of this Agreement or any other particular date), and Sub shall have received a certificate signed on behalf of the Company by its President or Chief Executive Officer, dated the Closing Date, to that effect. Notwithstanding anything to the contrary herein, with respect to any representation or warranty in this Agreement which refers to a Company Material Adverse Effect, a Company Material Adverse Effect shall mean adverse effects resulting in an aggregate Loss in excess of $5.0 million. "Loss" shall mean the amount that would be required to be contributed to the Surviving Corporation at the Effective Time so that the owners of the Surviving Corporation would be in the same economic position as they would have been if such adverse effects had not occurred and would not occur.

          (b) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth on Schedule 7.4 of the Company Disclosure Schedule as a result of the last sentence of Section 7.4 hereof shall have been obtained, on terms and conditions reasonably satisfactory to Sub, and, to the extent required to be submitted prior to the Effective Time, all filings and notices set forth on Schedule 7.4 of the Company Disclosure Schedule as a result of the last sentence of Section 7.4 hereof shall have been submitted by the Company.

          (c) Sub shall have received the opinion of Haynes and Boone, L.L.P. and Joe Callaway, General Counsel to the Company, dated the Closing Date, substantially in the form of Exhibit B-1 and Exhibit B-2, respectively, hereto.

          (d) The Company shall have consummated the Taurus Disposition in accordance with the Approved Taurus Disposition Agreement.

          (e) The number of Dissenting Shares shall not exceed 10% of the number of outstanding shares of Company Common Stock.

          (f) None of the Specified Parties to the Employment Agreements, Subscription Agreements, Stockholders Agreement and Business Opportunity Agreement as set forth in Schedule 10.3(f) of the Company Disclosure Schedule shall have breached or anticipatorily breached any such agreements and none of Douglas H. Miller, Grant W. Henderson or J. William Freeman shall have died or become disabled.

          (g) Sub shall have received the written resignations, effective as of the Effective Time, of each director of each of the Company and its Subsidiaries.

          (h) Each holder of all Outstanding Warrants shall have executed a Warrant Relinquishment and Release Agreement, as contemplated by Section 3.6.

          (i) All members of management of the Company shall have repaid all indebtedness owed by them to the Company.

          (j) Assuming the representations and warranties of the Company were made without regard to any "materiality qualifications," the amount that would be required to be contributed to the Surviving Corporation at the Effective Time so that the owners of the Surviving Corporation would be in the same economic position as they would have been if the representations and warranties, without regard to any such materiality qualifications, had been true and correct in all respects, would in the aggregate not exceed $7.5 million. Without regard to any "materiality qualifications" shall mean that references to "material" and words of similar import shall, for such purpose, be considered to have been deleted from the text herein and that references to exclusions or other qualifications for items that would not, individually or in the aggregate, have or cause a Company Material Adverse Effect or phrases of similar import shall, for such purposes, be considered to have been deleted from the text herein.


                                  ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

          Section 11.1  Termination.  This Agreement may be terminated at any
                        -----------
time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the
Company:

          (a) by mutual consent of the Board of Directors of Sub and the Board of Directors of the Company;

          (b) by either Sub or the Company if the Merger shall not have been consummated on or before March 15, 1996 (unless, such circumstance is the result of a breach of the terms hereof by the party exercising the termination right);

          (c) by Sub if there has been a material breach on the part of the Company, or by the Company if there has been a material breach on the part of Sub or JEDI, of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within fifteen business days following receipt by the breaching party of written notice of such breach;

          (d) by either Sub or the Company upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued (i) a final permanent order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted, or (ii) any order or directive that does not directly enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, but that would, if JEDI, Sub or the Company were to comply with such order or directive as a condition to consummating the transactions contemplated hereby, have a material adverse effect on the business, operations or financial condition of either JEDI or the Surviving Corporation and its Subsidiaries taken as a whole;

          (e) by the Company if (i) the Board of Directors of the Company reasonably believes that an Other Acquisition Transaction is a Superior Proposal, (ii) the ten business day period referred to in Section 9.6 shall have expired, and (iii) simultaneously with such termination the Company enters into a definitive agreement to effect such Other Acquisition Transaction (a "Terminating Other Acquisition Transaction");

          (f) by either Sub or the Company if the required approval of the Company's stockholders is not received in a vote duly taken at the Company Meeting contemplated by Section 3.7 hereof;

          (g) by Sub if the Board of Directors of the Company or any committee thereof (i) shall have amended, modified, rescinded or repealed the recommendation of the Company's Board of Directors to the stockholders of the Company to approve the Merger and the adoption of this Agreement, or (ii) shall have adopted any other resolution in connection with this Agreement and the transactions contemplated hereby inconsistent with such recommendation of the consummation of the transactions contemplated hereby;

          (h) by Sub (i) upon written notice to the Company if the Company does not present to JEDI within 60 days after the signing of this Agreement a Taurus Disposition Agreement that is satisfactory to JEDI in its sole discretion, provided however, that the Company may extend such 60 day period (A) for an additional 30 days by notifying Sub prior to the 60th day in writing of its decision to do so accompanied with a payment of $175,000 and (B) for an additional 30 days by written notification to Sub prior to the 90th day accompanied with an additional $75,000; or (ii) upon written notice to the Company within five business days after JEDI receives a Taurus Disposition Notice as contemplated by Section 9.7;

          (i) by Sub, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 10.3(a) would be incapable of being satisfied by March 15, 1996 or by the Company if any representation or warranty of Sub or JEDI shall have become untrue such that the condition set forth in Section 10.2(a) would be incapable of being satisfied by March 15, 1996.

          Section 11.2  Effect of Termination.  In the event of termination of
                        ---------------------
this Agreement pursuant to Section 11.1, no party hereto shall have any obligation or liability to any other party hereto except (i) that the penultimate sentence of Section 9.1, this Section 11.2 and Sections 12.3 and
12.6 shall survive any such termination and (ii) that, except as set forth herein, nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement.

          Section 11.3  Amendment.  This Agreement may be amended by the parties
                        ---------
hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of the Company, but, after such approval, no amendment shall be made that under applicable law requires further approval of such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 11.4  Waiver.  At any time prior to the Effective Time, the
                        ------
parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XII

                              GENERAL PROVISIONS

          Section 12.1  Non-Survival of Representations and Warranties.  All
                        ----------------------------------------------
representations, warranties, agreements and covenants set forth in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 11.1, as the case may be, except that (i) the agreements set forth in Sections 9.3, 9.5(b), 9.8 and 9.9 and Articles III and XII (excluding Section 12.3) shall survive the Effective Time indefinitely and
(ii) the agreements set forth in the penultimate sentence of Section 9.1 and in
Article XII (including Section 12.3) shall survive termination indefinitely.

          Section 12.2  Notices.  All notices or other communications under this
                        -------
Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (with a hard copy delivered by overnight delivery service) or by overnight delivery service, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               If to the Company:

               Coda Energy, Inc.
               5735 Pineland Drive, Suite 300
               Dallas, Texas 75231
               Attention:  General Counsel
               Telecopy No.:  (214) 265-4777

               With a copy to:

               Haynes and Boone, L.L.P.
               901 Main Street, Suite 3100
               Dallas, Texas  75202
               Attention:  William L. Boeing
               Telecopy No.:  (214) 651-5940

               And with a copy to:

               Locke Purnell Rain Harrell
               2200 Ross Avenue, Suite 2200
               Dallas, Texas  75201
               Attention:  Dan Busbee
               Telecopy No.:  (214) 740-8800

               If to Sub or JEDI:

               c/o Enron Corp.
               1400 Smith Street
               Houston, Texas  77002
               Attention: Keith Power/Brenda McGee, Specialist - 28th Floor Telecopy No.: (713) 646-3602
               Telephone No.:  (713) 853-5259

               With a copy to:

               Tim Detmering
               1400 Smith Street
               Houston, Texas  77002
               Telecopy No.:  (713) 646-3750

               and

               Vinson & Elkins L.L.P.
               1001 Fannin, Suite 2300
               Houston, Texas  77002

               Attention:  Scott N. Wulfe
               Telecopy No.:  (713) 758-2346

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 12.2.

          Section 12.3  Expenses; Termination Fees.
                        --------------------------

          (a) Subject to Sections 12.3(b), (c) and (e), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses.

          (b) If this Agreement is terminated by Sub pursuant to Sections 11.1(c), (e), (f) or (g), then the Company shall, by wire transfer of immediately available funds to an account designated by Sub, reimburse Sub and its affiliates, not later than two business days after Sub submits to the Company statements therefor, for all reasonable and necessary out-of-pocket fees and expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, financial institutions, experts and consultants) incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the arranging of financing for the Merger and all other matters related to the consummation of the transactions contemplated hereby up to a maximum amount of $750,000 (exclusive of any expenses and fees specifically agreed to by the Company and incurred in connection with any proposed placement of subordinated debt to finance or refinance the transactions contemplated hereby) in the case of a termination pursuant to Sections 11.1(c), (e) or (g) and up to a maximum amount of $500,000 (exclusive of any expenses and fees specifically agreed to by the Company and incurred in connection with any proposed placement of subordinated debt to finance or refinance the transactions contemplated hereby) in the case of a termination pursuant to Section 11.1(f). A payment under this Section 12.3(b) shall not limit Sub's or JEDI's right to pursue all other available remedies if the Company has breached this Agreement, although neither JEDI nor Sub shall be permitted to recover such fees and expenses more than once.

          (c)  If this Agreement is terminated by the Company pursuant to
Section 11.1(c), then JEDI shall, by wire transfer of immediately available funds to an account designated by the Company, reimburse the Company, not later than two business days after the Company submits to JEDI statements therefor, for all reasonable and necessary out-of-pocket fees and expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, financial institutions, experts and consultants) incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, and all other matters related to the consummation of the transactions contemplated hereby up to a maximum amount of $750,000 (exclusive of any expenses and fees specifically agreed to by the Company and JEDI and incurred in connection with any proposed placement of subordinated debt to finance or refinance the transactions contemplated hereby). A payment under this Section 12.3(c) shall not limit the Company's right to pursue all other available remedies if Sub or JEDI has breached this Agreement, although the Company shall not be permitted to recover such fees and expenses more than once.

          (d) In addition to any amounts payable pursuant to Section 12.3(b), if this Agreement is terminated for any reason other than a termination by Sub pursuant to Section 11.1(b), (h) or (i) or by the Company pursuant to Section 11.1(c), then if (i) a Terminating Other Acquisition Transaction is consummated or (ii) an Other Acquisition Transaction that provides a better value to the holders of Company Common Stock than the Merger would have provided is consummated prior to the first anniversary of the date of this Agreement, then the Company shall pay to Sub, by wire transfer of immediately available funds to an account designated by Sub, $3.5 million not later than the second business day following such consummation. A payment under this Section 12.3(d) shall not limit Sub's right to pursue all other available remedies if the Company has breached this Agreement.

          (e) If (i) prior to the termination of this Agreement, any person (other than Sub or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 20% or more of the outstanding Company Common Stock; (ii) either this Agreement is terminated pursuant to Section 11.1(f) or such beneficial owner takes any action to oppose or prevent the consummation of the Merger and this Agreement is terminated for any reason; and (iii) an Other Acquisition Transaction is consummated within one calendar year of the date of the Company Meeting, then the Company shall pay to Sub, by wire transfer of immediately available funds to an account designated by Sub $3.5 million plus all out-of-pocket fees and expenses (of the type referred to in Section 12.3(b) and subject to the limitations set forth in Section 12.3(b)) not later than two business days after Sub submits to the Company a request therefore. Notwithstanding the foregoing, no payment shall be required under Sections 12.3(b) or 12.3(d), if the payment specified by this Section 12.3(e) has been made to Sub, and no payment shall be required under this Section 12.3(e) if the payments specified by Sections 12.3(b) and (d) have been made to Sub. A payment under this Section 12.3(e) shall not limit Sub's right to pursue all other available remedies if the Company has breached this Agreement.

          Section 12.4  Publicity.  So long as this Agreement is in effect, none
                        ---------
of JEDI, Sub nor the Company shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the consent of the other, which consent shall not be unreasonably withheld, unless such press release or public statement is required by law, regulation or rules of any applicable market or exchange, in which case such press release or public statement may be made after providing the other parties hereto a reasonable opportunity to comment thereon.

          Section 12.5  Interpretation.  The headings contained in this
                        --------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 12.6  Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated to the fullest extent possible.

          Section 12.7  Miscellaneous.  This Agreement (together with the
                        -------------
exhibits and the Company Disclosure Schedule referred to herein) and the Confidentiality Agreement (i) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) except as provided in Section 9.3, is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to assign to any direct wholly owned subsidiary of JEDI incorporated under the laws of Delaware any and all rights and obligations of Sub under this Agreement, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware with respect to the procedures applicable to the Merger and the internal affairs of the parties and the laws of the State of Texas, with respect to all other matters (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

          IN WITNESS WHEREOF, Sub, JEDI and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.


                                 CODA ACQUISITION, INC.


                                 By:____________________________________________
                                 Name:  C. John Thompson
                                 Title: Vice President

                                 CODA ENERGY, INC.


                                 By:____________________________________________
                                 Name:  Douglas H. Miller
                                 Title: Chairman of the Board and Chief
                                          Executive Officer


                                 JOINT ENERGY DEVELOPMENT
                                 INVESTMENTS LIMITED PARTNERSHIP


                                 By:  Enron Capital Management
                                      Limited Partnership, its general partner

                                 By:  Enron Capital Corp., its general partner


                                 By:____________________________________________
                                 Name:  C. John Thompson
                                 Title: Agent and Attorney-in-Fact

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I THE MERGER..................................................................1
Section 1.1   The Merger..............................................................1
              ----------
Section 1.2   Effective Time of the Merger............................................1
              ----------------------------

ARTICLE II THE SURVIVING CORPORATION..................................................2
Section 2.1   Certificate of Incorporation............................................2
              ----------------------------
Section 2.2   By-Laws.................................................................2
              -------
Section 2.3   Board of Directors and Officers of the Surviving Corporation............2
              ------------------------------------------------------------
Section 2.4   Effects of Merger.......................................................2
              ----------------

ARTICLE III CONVERSION OF SECURITIES..................................................2
Section 3.1   Merger Consideration....................................................2
              --------------------
Section 3.2   Paying Agent and Surrender of Certificates..............................3
              ------------------------------------------
Section 3.3   Dissenting Shares.......................................................4
              -----------------
Section 3.4   Conversion of Sub Securities............................................4
              ----------------------------
Section 3.5   Stockholders to Have No Further Rights..................................4
              --------------------------------------
Section 3.6   Stock Options and Warrants..............................................5
              --------------------------
Section 3.7   Stockholders' Meeting...................................................6
              ---------------------
Section 3.8   Closing of the Company's Transfer Books.................................6
              ---------------------------------------
Section 3.9   Closing.................................................................6
              -------

ARTICLE IV DEFINITIONS................................................................7

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SUB......................................12
Section 5.1   Organization and Qualification.........................................12
              ------------------------------
Section 5.2   Authority Relative to this Agreement...................................12
              ------------------------------------
Section 5.3   Information in Proxy Statement.........................................13
              ------------------------------
Section 5.4   Capitalization of Sub..................................................13
              ---------------------
Section 5.5   Financing..............................................................13
              ---------
Section 5.6   Operations of the Company Following the Merger.........................13
              ----------------------------------------------
Section 5.7   Finder's Fees..........................................................14
              -------------
Section 5.8   Review of Company......................................................14
              -----------------

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF JEDI....................................14
Section 6.1   Organization...........................................................14
              ------------
Section 6.2   Authority and Capacity.................................................14
              ----------------------
Section 6.3   Financial Information..................................................15
              ---------------------
Section 6.4   Operations of the Company Following the Merger.........................15
              ----------------------------------------------
Section 6.5   Information in Proxy Statement.........................................15
              ------------------------------

Section 6.6   Finder's Fees..........................................................16
              -------------
Section 6.7   Review of Company......................................................16
              -----------------

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................16
Section 7.1   Organization and Qualification.........................................16
              ------------------------------
Section 7.2   Capitalization.........................................................16
              --------------
Section 7.3   Subsidiaries...........................................................17
              ------------
Section 7.4   Authority Relative to this Agreement...................................17
              ------------------------------------
Section 7.5   Reports and Financial Statements.......................................18
              --------------------------------
Section 7.6   Absence of Certain Changes or Events...................................19
              ------------------------------------
Section 7.7   Litigation.............................................................19
              ----------
Section 7.8   Information in Disclosure Documents....................................19
              -----------------------------------
Section 7.9   Employee Benefits Plans; Labor Matters.................................20
              --------------------------------------
Section 7.10  Environmental Matters..................................................22
              ---------------------
Section 7.11  Public Utility Holding Company Act.....................................23
              ----------------------------------
Section 7.12  Futures Trading and Fixed Price Exposure...............................23
              ----------------------------------------
Section 7.13  Takeover Provisions Inapplicable.......................................23
              --------------------------------
Section 7.14  Fairness Opinion.......................................................23
              ----------------
Section 7.15  Finder's Fees..........................................................23
              -------------
Section 7.16  Compliance with Applicable Laws........................................23
              -------------------------------
Section 7.17  Taxes..................................................................24
              -----
Section 7.18. Certain Agreements.....................................................24
              ------------------
Section 7.19. Engineering Reports....................................................25
              -------------------
Section 7.20  Oil and Gas Reserve Information........................................25
              -------------------------------
Section 7.21  Title to Property......................................................26
              -----------------
Section 7.22  Insurance..............................................................26
              ---------
Section 7.23  Affiliate Transactions.................................................26
              ----------------------
Section 7.24  Taurus Energy..........................................................26
              -------------

ARTICLE VIII CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME.........................26
Section 8.1   Conduct of Business by the Company.....................................26
              ----------------------------------
Section 8.2   Obligations of JEDI and Sub............................................29
              ----------------------------
Section 8.3   Notice of Breach.......................................................29
              ----------------

ARTICLE IX ADDITIONAL AGREEMENTS.....................................................29
Section 9.1   Access and Information.................................................29
              ----------------------
Section 9.2   Proxy Statement........................................................30
              ---------------
Section 9.3   Indemnification........................................................30
              ---------------
Section 9.4   HSR Act................................................................32
              -------
Section 9.5   Reasonable Best Efforts................................................32
              -----------------------
Section 9.6   No Solicitation........................................................33
              ---------------
Section 9.7   Taurus Disposition.....................................................34
              ------------------
Section 9.8   JEDI...................................................................34
              ----
Section 9.9   Certain Employee Benefit Matters.......................................34
              --------------------------------

ARTICLE X CONDITIONS PRECEDENT.......................................................35
Section 10.1  Conditions to Each Party's Obligation to Effect the Merger.............35
              ----------------------------------------------------------
Section 10.2  Conditions to Obligation of the Company to Effect the Merger...........35
              ------------------------------------------------------------
Section 10.3  Conditions to Obligations of Sub to Effect the Merger..................36
              -----------------------------------------------------

ARTICLE XI TERMINATION, AMENDMENT AND WAIVER.........................................37
Section 11.1  Termination............................................................37
              -----------
Section 11.2  Effect of Termination..................................................39
              ---------------------
Section 11.3  Amendment..............................................................39
              ---------
Section 11.4  Waiver.................................................................39
              ------

ARTICLE XII GENERAL PROVISIONS.......................................................39
Section 12.1  Non-Survival of Representations and Warranties.........................39
              ----------------------------------------------
Section 12.2  Notices................................................................39
              -------
Section 12.3  Expenses; Termination Fees.............................................40
              --------------------------
Section 12.4  Publicity..............................................................42
              ---------
Section 12.5  Interpretation.........................................................42
              --------------
Section 12.6  Severability...........................................................42
              ------------
Section 12.7  Miscellaneous..........................................................42
              -------------

                            SCHEDULES AND EXHIBITS

Exhibit A - Opinion of Vinson & Elkins L.L.P.
Exhibit B-1 - Opinion of Haynes and Boone L.L.P.
Exhibit B-2 - Opinion of Joe Callaway
Exhibit 2.1 - Restated Certificate of Incorporation of Surviving Corporation
Exhibit 3.6(a)(2) - Option Relinquishment and Release Agreement
Exhibit 3.6(b)(2) - Warrant Relinquishment and Release Agreement
Schedule 3.6(a)(1) - Specified Options and Warrants
Schedule 6.1 - JEDI Partners
Schedule 7.1 - Charter, By-laws and Jurisdictions
Schedule 7.3 - Subsidiaries of Company and Interests in Other Entities
Schedule 7.4 - Conflicting Provisions and Regulatory Requirements
Schedule 7.6 - Recent Developments
Schedule 7.7 - Litigation
Schedule 7.9(a) - Employee Benefit Plans
Schedule 7.9(b) - ERISA and Plan Exceptions
Schedule 7.9(d) - Severance Agreements
Schedule 7.9(e) - Employee Benefits
Schedule 7.9(f) - Plan Developments
Schedule 7.10 - Environmental Issues
Schedule 7.12 - Trading Positions
Schedule 7.15 - Finder's Fees
Schedule 7.16 - Violations of Laws
Schedule 7.17 - Delinquent Taxes
Schedule 7.18 - Additional Agreements
Schedule 7.20 - Oil and Gas Exceptions
Schedule 7.22 - Insurance Coverage
Schedule 7.23 - Affiliate Transactions
Schedule 7.24 - Taurus Transactions
Schedule 8.1(c) - Capital Expenditure Budget
Schedule 8.1(d) - Additional Benefit Arrangements
Schedule 10.3(f) - Employment, Subscription and Stockholder Agreements